SUPPLEMENT #3 TO MASTER LOAN AGREEMENT
Date of Supplement: June 24, 2019
THIS SUPPLEMENT #3 TO MASTER LOAN AGREEMENT (this “Supplement”) is made and entered into by Lender and Borrowers as of the date written above pursuant to the Master Loan Agreement by and between Lender and Borrowers dated June 24, 2019 (the “Master Loan Agreement”).
This Supplement constitutes a Supplement under the Master Loan Agreement and is hereby made a part of the Master Loan Agreement. All capitalized terms herein not otherwise defined herein shall have the meaning ascribed to them in the Master Loan Agreement. The credit facility described in this Supplement is governed by and shall be construed and administered in accordance with the terms and conditions of the Master Loan Agreement and this Supplement.
To the extent any term or condition of this Supplement is inconsistent with any term or condition in the Master Loan Agreement or in any Supplement dated prior to this Supplement, the terms and conditions of this Supplement shall control. Except as specifically amended hereby, all terms and conditions of the Master Loan Agreement and all prior Supplements remain in effect.
In consideration of the mutual covenants contained herein and in the Master Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS.
As used in this Supplement, the following terms have the following meanings:
“Anticipated Principal Reduction” has the meaning ascribed to it in Section 2.4(d) of this Supplement.
“Term Loan B” means an extension of credit to Borrowers by Lender pursuant to this Supplement.
“Term Loan B Maturity Date” means the first to occur of: (1) September 14, 2021; and (2) the date on which Term Loan B is accelerated as provided hereunder or in Term Note B.
“Term Note B” means the Amended and Restated Promissory Note of Borrowers in the form of Exhibit A to be executed concurrently with this Agreement.

2.	THE CREDIT FACILITY; BORROWING PROCEDURES; INTEREST RATE; AND PAYMENTS.

2.1.
Credit Facility. Lender has made a term loan to Borrowers prior to the Closing Date in the amount of $18,000,000.00 (the “Term Loan B”), which is now subject to the terms and conditions hereof and of the Master Loan Agreement. Term Loan B is evidenced by Term Note B, is payable in accordance with the terms of Term Note B and was made by disbursement of Loan proceeds when and as directed by Borrowers. Amounts borrowed and repaid under the Term Loan B may not be reborrowed.

2.2.	Borrowing Procedures. The entire amount of Term Loan B was advanced in one single advance prior to the Closing Date.

2.3.
Interest Rate. The unpaid principal balance of Term Loan B outstanding from time to time shall bear interest for the period commencing on the Borrowing Date of Term Loan B until such Loan is paid in full. Term Loan B shall accrue interest at a variable rate equal to the LIBOR Rate plus 3.75% per annum and such rate shall be adjusted on the 1st day of each month.

2.4.	Payments. Borrowers shall make the following payments on Term Loan B during the following periods:

(a)	Thirty-five (35) consecutive monthly payments of accrued unpaid interest, beginning October 14, 2018, and payable on the 1st day of each consecutive month thereafter;

(b)	Thirty-six (36) consecutive monthly principal payments of Five Hundred Thousand Dollars ($500,000.00) each, beginning October 1, 2018, and payable on the 1st day of each consecutive month thereafter;

(c)
a final payment of all outstanding principal and accrued unpaid interest together with such other amounts as shall then be due and owing from Borrowers to Lender under the Term Loan B on the Term Loan B Maturity Date; and

(d)
Notwithstanding anything to contrary contained herein or in Term Note B, Borrowers anticipate making significant principal payments on Term Note B between July 2019 and November 2019 (the “Anticipated Principal Reduction”). Upon receipt of the Anticipated Principal Reduction, and upon written request of the Borrowers, the Lender shall recalculate the remaining monthly principal payment amounts based on the outstanding principal balance of Term Note B after applying the Anticipated Principal Reduction and the remaining amortization period. Notwithstanding anything to the contrary contained herein, Borrowers may only request, and

Lender is only obligated to implement, one payment re-calculation adjustment.

2.5.	Fees.
(a)    [Intentionally Omitted].

3.	CONDITIONS FOR BORROWING.
In addition to all conditions to borrowing set forth in Section 5.1 of the Master Loan Agreement, Lender’s obligation to make the Loan described in this Supplement is subject to the satisfaction or waiver by Lender in writing on or before the Closing Date of such Loan of the following conditions:

3.1.	Lender shall have received the following, all in form, detail and content satisfactory to Lender:
(a)    Term Note B duly executed by both Borrowers.

4.	AFFIRMATIVE COVENANTS.
In addition to all affirmative covenants set forth in Section 6 of the Master Loan Agreement, each Borrower covenants that it will, until Lender’s commitment to extend credit under this Supplement and all Permitted Swap Agreements relating to the credit facility extended under this Supplement have terminated or expired and the promissory note evidencing the credit facility extended under this Supplement, and all fees and expenses payable in connection with the credit facility extended under this Supplement have been paid in full:

4.1.
Quarterly Rolling Cash Flow Coverage Ratio. Maintain, as of the last day of each fiscal quarter, a Quarterly Rolling Cash Flow Coverage Ratio of not less than 1.25 to 1.0. Lender may determine compliance with this Quarterly Cash Flow Coverage Ratio covenant at any time.

4.2.	Tangible Net Worth. Maintain a Tangible Net Worth of at least $8,500,000 at all times. Lender may determine compliance with this Tangible Net Worth covenant at any time.

5.	NEGATIVE COVENANTS.
In addition to all negative covenants set forth in Section 7 of the Master Loan Agreement, each Borrower covenants that, without the prior written consent of Lender, Borrowers will not, until Lender’s commitment to extend credit under this Supplement and all Permitted Swap Agreements relating to the credit facility extended under this Supplement have terminated or expired and the promissory note evidencing the credit facility extended under this Supplement, and all fees and expenses payable in connection with the credit facility extended under this Supplement, have been paid in full:

5.1.	[Intentionally Omitted].
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IN WITNESS WHEREOF, the Parties have executed this Supplement as of the date first written above.
BORROWERS:        LENDER:

CONTRAIL AVIATION SUPPORT, LLC        OLD NATIONAL BANK

By:    /s/ Joseph Kuhn        By:    /s/ Tommy Olson
Joseph Kuhn        Its:    SVP
Its: CEO

CONTRAIL AVIATION LEASING, LLC

By:    /s/ Joseph Kuhn
Joseph Kuhn
Its: CEO

18160437v1

[Signature Page to Supplement #3 to Master Loan Agreement]